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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the inclusion in this registration statement on Form S-8 of our report dated January 25, 1994 on our audits of the financial statements and financial statement schedules of Dow Jones & Company, Inc. and its subsidiaries. We also consent to the reference to our firm under the caption "Experts."




                                                        Coopers & Lybrand L.L.P.









New York, New York
August 15, 1994